Exhibit 31.2

Certification

I, David M. Davis, certify that:

(1) I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of US Airways Group, Inc.; and

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

  /s/  David M. Davis
Name:  David M. Davis

Title:    Executive Vice President &
            Chief Financial Officer

Date:    August 27, 2004